                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  CONFIDENTIAL, FOR USE OF THE
                                               COMMISSION ONLY (AS PERMITTED BY
                                               RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                      OPTICAL CABLE CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:
     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

                       [LOGO OF OPTICAL CABLE CORPORATION]

                            OPTICAL CABLE CORPORATION
                              5290 CONCOURSE DRIVE
                             ROANOKE, VIRGINIA 24019

February 16, 2002

Dear Shareholder:

     You are cordially invited to attend Optical Cable Corporation's (the "Company") Annual Meeting of Shareholders to be held on March 12, 2002, at 10:00 a.m. local time at the Roanoke Higher Education Center, 108 N. Jefferson Street, Room 212, Roanoke, Virginia.

     You are being asked to elect the Company's Board of Directors from the slate of directors nominated in accordance with the Company's Bylaws, and to ratify the appointment of KPMG LLP as independent accountants for the Company. We also will be pleased to report on the affairs of the Company.

     Whether or not you are able to attend, it is important that your shares be represented and voted at this meeting. Accordingly, please complete, sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience. Your prompt response would be greatly appreciated.

                                    Sincerely,


                                    /s/ Neil D. Wilkin, Jr.
                                    ---------------------------------------
                                    Neil D. Wilkin, Jr.
                                    Acting-President and Chief Financial Officer


--------------------------------------------------------------------------------
YOUR VOTE IS IMPORTANT

         Even if you plan to attend the meeting, please complete, sign, and return promptly the enclosed proxy in the envelope provided to ensure that your vote will be counted. You may vote in person if you so desire even if you have previously sent in your proxy.
--------------------------------------------------------------------------------

                       [LOGO OF OPTICAL CABLE CORPORATION]

                            OPTICAL CABLE CORPORATION

                    Notice of Annual Meeting of Shareholders
                                 March 12, 2002

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Optical Cable Corporation, a Virginia corporation (the "Company"), is scheduled to be held on March 12, 2002 at 10:00 a.m., local time, at the Roanoke Higher Education Center, 108 N. Jefferson Street, Room 212, Roanoke, Virginia for the following purposes:

     1. To elect six directors from the slate of directors nominated in accordance with the Company's Bylaws to serve for the terms of office specified in the accompanying proxy statement and until their successors are duly elected and qualified;

     2. To ratify the selection of KPMG LLP as independent accountants for the Company for fiscal year 2002; and

     3. To transact such other business as may properly come before the meeting and any adjournment thereof.

     Only shareholders of record at the close of business on January 25, 2002 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. All shareholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the meeting, you are urged to complete, sign and date the enclosed form of proxy and return it promptly in the envelope provided. Shareholders attending the meeting may revoke their proxy and vote in person.

                                    FOR THE BOARD OF DIRECTORS

                                    /s/ Kenneth W. Harber
                                    -----------------------------------
                                    Kenneth W. Harber
                                    Secretary

Roanoke, Virginia
February 16, 2002

                            OPTICAL CABLE CORPORATION
                              5290 CONCOURSE DRIVE
                             ROANOKE, VIRGINIA 24019

                                 PROXY STATEMENT
                   TO BE MAILED ON OR ABOUT FEBRUARY 16, 2002

                                       FOR

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 12, 2002

Proxy Solicitation

     This Proxy Statement is furnished to the holders of common stock, no par value ("Common Stock"), of Optical Cable Corporation, a Virginia corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Shareholders to be held on Tuesday, March 12, 2002, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Shareholders. The purposes of the meeting and the matters to be acted upon are set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Board of Directors is not currently aware of any other matters that will come before the Annual Meeting.

     Proxies for use at the Annual Meeting are being solicited by and on behalf of the Board of Directors of the Company. These proxy solicitation materials are first being mailed on or about February 16, 2002 to all shareholders entitled to vote at the Annual Meeting. Proxies will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of the shares and will reimburse them for their reasonable out-of-pocket expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting supplemental solicitations also may be made by mail or by telephone, telegraph or personal interviews by directors, officers and regular employees of the Company, none of whom will receive additional compensation for these services. All expenses incurred in connection with this solicitation will be borne by the Company.

Revocability and Voting of Proxy

     A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. A Shareholder may revoke the authority granted by his or her execution of a proxy at any time before the effective exercise of such proxy by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Shares of the Company's Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby in favor of the matters as set forth in this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders, and in accordance with their best judgment on any other matters which may properly come before the Annual Meeting.

Record Date and Voting Rights

     Only shareholders of record at the close of business on January 25, 2002 are entitled to notice of and to vote at the Annual Meeting. As of the record date, 55,431,279 shares of Common Stock were issued and outstanding. Each share of Common Stock is entitled to one vote on all matters that may properly come before the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner.

     Directors will be elected by a plurality of the votes cast at the Annual Meeting. Accordingly, abstentions or broker non-votes will not affect the election of candidates receiving the plurality of votes.

     All other matters to come before the Annual Meeting require the approval of the holders of a majority of the votes cast at the Annual Meeting. For this purpose, abstentions and broker non-votes will be deemed shares not voted on such matters, will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for the approval of such matters.

     Votes at the Annual Meeting will be tabulated by Inspectors of election appointed by the Company.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

     The Board, currently comprised of seven members, will be reduced to six members effective with the election of directors at the annual meeting. The Board has nominated six persons for election as directors. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next Annual Meeting and until their successors are elected and qualified. Each person named below is now a director of the Company. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur as a result of a nominee being unable to serve. The six nominees receiving the greatest number of votes cast for the election of directors will be elected.

     The names of the nominees and certain other information about them are set forth below:

     Nominee                         Age             Director Since       Office Held with Company
     -------                         ---             --------------       ------------------------
Neil D. Wilkin, Jr.                  38                   2001            Director, Acting-President, Senior Vice President,
                                                                          Chief Financial Officer

Luke J. Huybrechts                   56                   1995            Director and Senior Vice President of Sales

Kenneth W. Harber                    51                   1995            Director, Vice President of Finance, Treasurer,
                                                                          Secretary

Randall H. Frazier                   51                   1996            Director

John M. Holland                      56                   1996            Director

Craig H. Weber                       42                   2002            Director

     Mr. Wilkin was elected a Director of the Company in September 2001. In September 2001, he was named Chief Financial Officer and Senior Vice President of the Company. In December 2001, Mr. Wilkin became Acting-President in addition to his role as Chief Financial Officer. Prior to joining the Company, Mr. Wilkin served as Senior Vice President, Chief Financial Officer and Treasurer of homebytes.com, incorporated ("Homebytes") a nationally licensed real estate brokerage company. Mr. Wilkin joined Homebytes in January 2000. He was also Senior Vice President and Chief Financial Officer of Owners.com, Inc., a subsidiary of Homebytes. On June 1, 2001, both Homebytes and Owners.com, Inc. filed for bankruptcy protection. Mr. Wilkin previously practiced law for over 5 years concentrating on mergers and acquisitions, corporate finance, and general corporate matters. He worked at two law firms, McGuireWoods LLP in Richmond, Virginia and Kirkland & Ellis in Washington, D.C. A CPA for over 15 years, Mr. Wilkin practiced with Coopers & Lybrand before returning to graduate business school and law school. Mr. Wilkin earned his MBA from the Darden School at the University of Virginia, is a graduate of the University of Virginia School of Law, and received his undergraduate degree from McIntire School of Commerce at the University of Virginia.

     Mr. Huybrechts was elected a Director of the Company in August 1995 and has been Senior Vice President of Sales since joining the Company in 1986. Prior to joining the Company, Mr. Huybrechts worked at ITT's Electro-Optical Products Division for 10 years in marketing, sales and research and development. Mr. Huybrechts has served on the Board of Directors of Cybermotion Inc. since 1998.

     Mr. Harber was elected a Director of the Company in August 1995 and has been Vice President of Finance, Treasurer and Secretary of the Company since 1989. Prior to joining the Company as an accounting manager in 1986, Mr. Harber was an accounting supervisor at an architecture and engineering firm.

     Mr. Frazier was elected a Director of the Company in April 1996. Mr. Frazier is President of R. Frazier, Inc., a company founded in 1988. Mr. Frazier was self-employed in various chemical and engineering businesses prior to the founding of R. Frazier, Inc.

     Mr. Holland was elected a Director of the Company in April 1996. Mr. Holland is President of Cybermotion Inc., a company he co-founded in 1984. Mr. Holland also currently serves as the Chairman of the International Service Robot Association. Mr. Holland's previous employment experience includes the Electro-Optics Product Division of ITT where he was responsible for the design of the earliest fiber optic systems and the development of automated manufacturing systems for optical fiber.

     Mr. Weber was elected a Director of the Company in February 2002. He is the President of Whitlockebs, a business and technology consulting firm based in Richmond, Virginia and has served in that capacity since July 2001. Prior to joining Whitlockebs, Mr. Weber was employed by homebytes.com incorporated ("Homebytes"), a nationally licensed real estate brokerage company from August 1999 until May 2001. He served on the board of directors and in various executive officer capacities at Homebytes, including Executive Vice President and Chief Operating Officer. He also served as an executive officer and board member of Owners.com, Inc., a subsidiary of Homebytes. On June 1, 2001, both Homebytes and Owners.com, Inc. filed for bankruptcy protection. From 1997 to 1999, Mr. Weber was Vice President of Business Development and Chief Legal and Administrative Officer at Walco International, in Dallas, Texas, a national distributor of pharmaceuticals and other products used in the commercial production of animals food. Prior to that, Mr. Weber practiced law for over 12 years concentrating on corporate finance, mergers and acquisitions and general corporate matters. He worked at two law firms, McGuireWoods LLP in Richmond, Virginia, where he was a partner, and Sullivan & Cromwell in New York, New York. Mr. Weber earned his MBA from the College of William and Mary, his law degree from the University of Virginia and his undergraduate degree from Cornell University.

Director Compensation

     In fiscal year 2001, each non-employee director was paid $500.00 for each meeting that he attended, including committee meetings. In addition, the Company reimbursed the non-employee directors for their reasonable out-of-pocket expenses related to attending meetings of the Board of Directors or any of its committees. Management directors did not receive any compensation for their services as directors other than the compensation they receive as employees of the Company.

     On February 12, 2002, the Board of Directors revised the compensation for non-employee directors. Beginning March 12, 2002, each non-employee director will be paid an annual retainer of $5,000 per year, and a $250 per meeting fee, which includes board and committee meetings. Additionally, on February 12, 2002, each non-employee director having not served as an officer of the Company within the past year was granted options to purchase 8,325 shares of Common Stock at then current market price. The options vest in equal monthly amounts over one year. The Company will continue to reimburse the non-employee directors for their reasonable out-of-pocket expenses and management directors still will not receive any other compensation for their services as directors other than that received as an employee.

Meetings of the Board of Directors and Committees

     The Board of Directors held a total of eight meetings during the Company's fiscal year ended October 31, 2001. Each Director attended in person or telephonically at least 75% of the meetings held by the Board of Directors and all committees thereof on which he served.

     The Board of Directors has established two standing committees: the Audit Committee and the Compensation Committee. The Board of Directors does not have a Nominating Committee. During the fiscal year, the Audit Committee was comprised of Messrs. Frazier and Holland. Mr. Weber was added to the Audit Committee upon his election to the Board of Directors in February 2002. The Audit Committee met four times during the fiscal year. The Compensation Committee currently is comprised of Messrs. Frazier and Holland. The Compensation Committee met once during the fiscal year. Additionally, the Board of Directors has established a Stock Option Plan Subcommittee of the Compensation Committee. The Stock Option Plan Subcommittee is comprised of Messrs. Frazier and Holland. The Stock Option Plan Subcommittee met two times during the fiscal year.

     The Audit Committee recommends annually to the Board of Directors the appointment of the independent public accountants of the Company, discusses and reviews the scope and the fees of the prospective annual audit, reviews the results of the annual audit with the Company's independent public accountants, reviews compliance with existing major accounting and financial policies of the Company, reviews the adequacy of the financial organization of the Company, reviews management's procedures and policies relative to the adequacy of the Company's internal accounting controls and compliance with federal and state laws relating to accounting practices, and reviews and approves transactions, if any, with affiliated parties.

     The Compensation Committee reviews and approves annual salaries and bonuses for all officers and carries out the responsibilities required by the rules of the U.S. Securities and Exchange Commission. The Stock Option Plan Subcommittee is responsible for administering the Optical Cable Corporation 1996 Stock Incentive Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTORS
                                              ===
NAMED ON THE ENCLOSED PROXY.

                                 PROPOSAL NO. 2

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

   The Board of Directors has appointed the firm of KPMG LLP as the Company's independent accountants for fiscal year 2002. Although action by the shareholders in this matter is not required, the Board of Directors believes that it is appropriate to seek shareholder ratification of this appointment.

   A representative of KPMG LLP is expected to attend the Annual Meeting. The representative will have the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions from shareholders. In the event the shareholders do not ratify the selection of KPMG LLP, the selection of other independent accountants will be considered by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF KPMG LLP AS
                                              ===
INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR 2002.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     Except as noted below, the following table sets forth information as of January 25, 2002 regarding the beneficial ownership of the Company's Common Stock of (i) each person known to the Company to be the beneficial owner, within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of more than 5% of the outstanding shares of Common Stock,
(ii) each director and nominee of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table (see "Executive Compensation") and (iv) all executive officers and directors and nominees of the Company as a group. Unless otherwise indicated, the address of each named beneficial owner is c/o Optical Cable Corporation, 5290 Concourse Drive, Roanoke, Virginia 24019. Except to the extent indicated in the footnotes, each of the beneficial owners named below has sole voting and investment power with respect to the shares listed.

Name and Address                                                 No. of Shares           Percent of Class
----------------                                                 -------------           ----------------
Neil D. Wilkin, Jr.                                                 31,250/1/                   *

Luke J. Huybrechts                                                  25,771/2/                   *

Kenneth W. Harber                                                   16,696/3/                   *

Randall H. Frazier/8/                                                1,388/4/                   *

John M. Holland/8/                                                   1,388/5/                   *

Craig H. Weber/8/                                                    2,388/6/                   *

Robert Kopstein                                                   17,941,355/7/               32.37%
4923 Fox Ridge Road
Roanoke, VA 24014

All directors and executive officers as a group                    18,020,236                 32.51%
(7 persons)

___________________
* Less than 1%

         (1) Includes 31,250 shares that Mr. Wilkin may acquire through the exercise of stock options within 60 days of the date hereof.

         (2) Includes 20,521 shares that Mr. Huybrechts may acquire through the exercise of stock options within 60 days of the date hereof and 2,250 shares that Barbara Huybrechts, his wife, may acquire through the exercise of options within 60 days of the date hereof.

         (3) Includes 16,021 shares that Mr. Harber may acquire through the exercise of stock options within 60 days of the date hereof.

         (4) Includes 8,000 shares that Mr. Frazier may acquire through the exercise of stock options within 60 days of the date hereof.

         (5) Includes 1,388 shares that Mr. Holland may acquire through the exercise of stock options within 60 days of the date hereof.

         (6) Includes 1,388 shares that Mr. Weber may acquire through the exercise of stock options within 60 days of the date hereof.

         (7) In late September and continuing into early October 2001, the Company learned that Mr. Kopstein apparently had pledged substantially all of his 96% interest in the Company's Common Stock to secure personal margin loans with seven different brokerage firms without realizing the potential consequences. Many of the brokers have sold these unregistered and restricted shares of Mr. Kopstein. However, the Company believes that A. G. Edwards and Sons, Inc. ("A. G. Edwards") continues to hold 15 million shares. A. G. Edwards has disclaimed beneficial ownership of these shares. The number of shares reflected as owned by Mr. Kopstein in the table above is, as of December 31, 2001, the last date such information was available to the Company, and includes the 15 million shares thought to be held by A. G. Edwards, as well as approximately 1.2 million shares believed to be held by another broker.

         (8) On February 12, 2002, Mr. Frazier, Mr. Holland and Mr. Weber were each granted stock options for 8,325 shares by the Company's Board of Directors. The per share exercise price of $0.89 associated with these options was equal to the closing price of the Company's Common Stock on the date of the grant.


               EXECUTIVE OFFICERS AND OTHER SIGNIFICANT EMPLOYEES

Executive Officers

     A Special Committee of the Board of Directors was formed in early October 2001 to address Company issues arising from Mr. Kopstein's personal trading activities. Membership of the Special Committee consisted solely of the Company's outside directors. On December 3, 2001, upon recommendation of the Special Committee, Mr. Kopstein was removed as Chairman, President and Chief Executive Officer by the Board of Directors, and Neil D. Wilkin, Jr. was appointed as Acting-President. Mr. Wilkin joined the Company in September 2001 as Senior Vice President and Chief Financial Officer and continues to serve in these positions. At this time, the Company is not looking for a new Chief Executive Officer.

     The current Executive Officers of the Company are: Neil D. Wilkin, Jr., Acting-President, Senior Vice President and Chief Financial Officer; Luke J. Huybrechts, Senior Vice President of Sales; and Kenneth W. Harber, Vice President of Finance, Treasurer and Secretary. See the information concerning nominees for directors above for certain information concerning each of these officers.

Other Significant Employees

     The following table contains information as to certain other significant employees of the Company.

       Name                           Age        Office Held
       ----                           ---        -----------

       Ted Leonard                    49         Vice President of Company

       James Enochs                   41         Vice President of Company

       Paul Oh                        59         Vice President of Company

       Susan Adams                    41         Vice President of Company

     Mr. Leonard has been Vice President of Sales, Western Region since 1992. Before joining the Company, Mr. Leonard worked in engineering management at Alcatel Telecommunications Cable. Prior to that he worked at ITT's Electro-Optical Products Division.

     Mr. Enochs has been Vice President of Sales, Southeastern Region since 1992. Before that he was Distribution Sales Manager from 1990 to 1992 and Inside Sales Manager from 1988 to 1990.

       Dr. Oh has been Vice President of Sales, Far East since 1989. Before joining the Company, Dr. Oh worked at Samsung Electronics Co. as the Technical/Managing Director of fiber optic products. Prior to that he worked at ITT's Electro-Optical Products Division.

       Ms. Adams has been Vice President of Marketing since 1992. Ms. Adams worked as Marketing Services Coordinator from 1984 to 1987 and Director of Marketing from 1987 to 1992.

       There are no family relationships among the directors, executive officers or these significant employees of the Company.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

       The following table sets forth information concerning compensation paid by the Company to the Chief Executive Officer and to all other executive officers of the Company whose total salary and bonus exceeded $100,000 for the year ended October 31, 2001.

                           Summary Compensation Table

                                                                                       Long-Term
                                               Annual Compensation                 Compensation Awards
                                               -------------------                 -------------------

                                                                                                  All Other
  Name and Principal        Fiscal                               Other Annual       Options       Compensa-
  ------------------                                                                              -----------
       Position             Years       Salary($)    Bonus($)   Compensation($)    Granted(#)     tion ($)/(1)/
       --------             -----       ---------    --------   ---------------    ----------     -----------
Robert Kopstein/(2)/        2001        $582,190     $99,356         --                  --           $12,814
  Chairman,                 2000         506,988      79,993         --                  --            12,188
  President and CEO         1999         505,889      34,108         --                  --            13,567


Neil D. Wilkin, Jr./(2)/    2001        $ 20,000     $16,192    $15,000/(3)/        250,000                --
  Senior Vice President
  and Chief Financial
  Officer

Luke J. Huybrechts          2001        $111,842     $93,980         --              18,000           $10,452
  Senior Vice President     2000         108,172      82,673         --                  --            14,845
  of Sales                  1999         105,182      64,870         --                                13,948
                                                                                      1,500/(4)/

Kenneth W. Harber           2001        $105,624     $93,844         --              17,000           $10,452
  Vice President of         2000         102,118      83,158         --                  --            14,213
  Finance, Treasurer        1999          99,069      65,357         --                  --            13,196
  and Secretary

_____________________

(1) These amounts represent the Company's contributions to the Company's 401(k) retirement savings plan on behalf of the individual executive officers.

(2) See discussion in "Executive Officer and Significant Employees Compensation" regarding Mr. Kopstein's removal as Chairman, Chief Executive Officer and President and Mr. Wilkin's appointment as Acting-President on December 3, 2001.

(3)    Moving allowance.

(4) Represents the number of "replacement" stock options granted during the fiscal year indicated, as described below.

Stock Option Grants

                        Option Grants in Last Fiscal Year

                                Individual Grants
                                -----------------

                                                                                   Potential Realizable
                     Number of (2)                                                   Value at Assumed
                      Securities      % of Total                                   Annual Rates of Stock
                      Underlying        Options                                    Price Appreciation for
                        Options        Granted to    Excercise                         Option Term (1)
                        Granted       Employees in   Base Price    Expiration          ---------------
     Name                 (#)         Fiscal Year      ($/Sh)         Date          5%($)           10%
     ----                ----         -----------      ------         ----         ---------------------
Neil D. Wilkin, Jr.    250,000           38.5%          1.23        10/9/11        193,805       490,076

Kenneth W.              17,000            2.6%        10.6875       4/30/06         54,959       122,776
Harber/(3)/

Luke J.                 18,000            2.8%        10.6875       4/30/06         58,192       129,998
Huybrechts/(3)/


(1) The potential realizable values in the table assume that the market price of the Company's Common Stock appreciates in value from the date of grant to the end of the option term at the annual rate of 5% and 10% respectively. The actual value, if any, an executive may realize will depend on the excess, if any, of the stock price and the exercise price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the value indicated in the table.

(2) Stock option grants to participants in the Company's Stock Option Plan generally have a "replacement" feature, whereby the participant automatically receives a replacement option to purchase additional shares of the Company's Common Stock equal to the number of previously owned shares surrendered, if any, to the Company by the participant in payment of the exercise price with respect to stock options exercised. The exercise price of any replacement option is the market price of the Common Stock at the time the previously owned shares are surrendered to the Company in connection with the exercise of stock options. Replacement options do not have a "replacement" feature.

(3) Mr. Harber and Mr. Huybrechts were each also granted stock options for 125,000 shares on November 16, 2001, under the Company's 1996 Stock Incentive Plan. The per share exercise price of $1.25 associated with these stock options was equal to the closing price of the Company's Common Stock on the date of the grant.

Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

     The following table sets forth certain information concerning stock options exercised during the fiscal year ended October 31, 2001 by executive officers named in the Summary Compensation Table above and the value of unexercised options held by such executive officers as of October 31, 2001.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values

                                                       Number of Underlying          Value of Unexercised In-the-
                                                      Unexercised Options at         money Options at October 31,
                                                      fiscal Year-end (#)                      2001 /(2)/
                                                   ----------------------------    ---------------------------------
                     Shares
                     Acquired on   Value
         Name        Exercise (#)  Realized /(1)/   Exercisable    Unexercisable  Exercisable   Unexercisable
         ----        ------------  --------------   -----------    -------------  -----------   -------------
Neil D. Wilkin, Jr.          --              --            -0-         250,000          $0            $0

Luke J. Huybrechts       15,000        $162,450         7,500           25,825          $0            $0

Kenneth W. Harber        54,449        $389,606         3,000           20,000          $0            $0

______________

         (1) Represents the difference between the exercise price of the outstanding options and the closing price of the Common Stock on the date the option was exercised.

         (2) Represents the difference between the exercise price of the outstanding options and the closing price of the Common Stock on October 31, 2001, which was $1.18 per share.

Compensation Committee Interlocks and Insider Participation

     Robert Kopstein, the former Chairman, Chief Executive Officer and President of the Company, served on the Compensation Committee of the Board of Directors during the fiscal year. Mr. Kopstein no longer serves on the Compensation Committee.

Employment Agreements

     Mr. Kopstein's employment with the Company since February 1, 1995 was governed by one year employment agreements. Mr. Kopstein's latest one year employment agreement with the Company was dated as of November 1, 2000. Mr. Kopstein received a base salary equal to one percent of the previous fiscal year's net sales and an incentive bonus of one percent of any increase between the current fiscal year's net sales and the prior fiscal year's net sales. The Company calculated and paid Mr. Kopstein's incentive bonus on a monthly basis by comparing the prior month's net sales with the net sales for the corresponding month in the prior fiscal year. Such calculations were not cumulative, so, depending on monthly net sales fluctuations during any given fiscal year, Mr. Kopstein might have received monthly incentive bonuses with respect to net sales increases in certain months even though annual cumulative net sales decreased when compared to the prior fiscal year. Compensation under this arrangement amounted to $681,546 during the period from November 1, 2000 to October 31, 2001.

     In addition to the compensation Mr. Kopstein received under his employment agreement, the Company made contributions to the Company's 401(k) retirement savings plan for the benefit of Mr. Kopstein. Such additional compensation totaled $12,814 in fiscal 2001.

     On September 1, 2001, Mr. Wilkin entered into an employment agreement with the Company to be employed as Senior Vice President and Chief Financial Officer pursuant to which Mr. Wilkin receives a base salary of $120,000, a monthly bonus equal to 0.09% of monthly sales, adjusted for point of sale, and a lump sum year-end bonus equal to the twelve fiscal year monthly bonuses. Mr. Wilkin's incentive bonus in fiscal year 2001 was $16,192.

     Mr. Harber entered into an employment agreement with the Company to be employed as Vice President of Finance, effective as of November 1, 2001, whereby Mr. Harber receives an annual base salary of $107,500, a monthly bonus equal to 0.09% of the monthly sales, adjusted for point of sale, and a year-end lump sum bonus equal to the sum of the twelve fiscal year monthly bonuses. Prior to November 1, 2001, Mr. Harber did not have an employment agreement with the Company. Mr. Harber received a base salary of $105,624 in fiscal year 2001. The total of the bonuses received by Mr. Harber in fiscal 2001 was $93,844. In addition, the Company made contributions to the Company's 401(k) retirement savings plan for the benefit of Mr. Harber totaling $10,452 in fiscal 2001.

     Mr. Huybrechts entered into an employment agreement with the Company to be employed as Senior Vice President of Sales, effective as of November 1, 2001, whereby Mr. Huybrechts receives an annual base salary of $113,820, a monthly bonus equal to 0.09% of the monthly sales adjusted for point of sale, and a year-end lump sum bonus equal to the sum of the twelve fiscal year monthly bonuses. Prior to November 1, 2001, Mr. Huybrechts did not have an employment agreement with the Company. Mr. Huybrechts received a base salary of $111,842 in fiscal year 2001. The total of the bonuses received by Mr. Huybrechts in fiscal 2001 was $93,980. In addition, the Company made contributions to the Company's 401(k) retirement savings plan for the benefit of Mr. Huybrechts totaling $10,452 in fiscal 2001.

Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors currently is composed of independent, non-employee directors. The current members of the Compensation Committee are Messrs. Frazier and Holland. The Committee has responsibility for developing and implementing the Company's compensation policy for senior management, and for determining the compensation for the executive officers of the Company. The goal of the Compensation Committee is to achieve fair compensation for the individuals and to enhance shareholder value by continuing to closely align the financial rewards of management with those of the Company's shareholders. The Company's stock incentive plan is administered by the Stock Option Plan Subcommittee of the Compensation Committee. The members of the Stock Option Plan Subcommittee are Messrs. Frazier and Holland, who are both non-employee, independent directors.

Criteria for Compensation Levels

     The Company seeks to attract and retain qualified executives and employees who are creative, motivated and dedicated. The Committee attempts to create and administer a compensation program to achieve that goal with consistency throughout the Company. With respect to its executive officers, the Company competes with other manufacturers and fiber optic related industries in North America. The Committee is very much aware of the need to hire and retain highly qualified executives in the specialized field of fiber optics.

     Executive officer compensation is comprised generally of three components: base salary, monthly and annual incentive bonus compensation, and long-term incentive stock options. Executive officers receive a large percentage of their total compensation in the form of incentive compensation.

     In establishing the level of compensation for each executive officer, the Compensation Committee considers many factors, including, but not limited to, the executive officer's contribution to the advancement of corporate goals, impact on financial results, business production, development of the management team and strategic accomplishments such as development of new customers and products, geographical responsibilities, product development and seniority. The Committee also considers the competitiveness and fairness of the compensation. The amount of base compensation, incentive bonuses, and long-term incentive compensation for each executive officer is determined by the Compensation Committee using the subjective factors set forth above. Salary and incentive compensation awards are reviewed semi-annually or as deemed appropriate.

Base Salary

     In determining the base salary of each executive officer, the Compensation Committee is guided by the recommendations of the Chief Executive Officer. The base salary of the former Chief Executive Officer for fiscal 2001 was based on the terms of his employment agreement that ran through October 31, 2001. Mr. Kopstein received a base salary of $582,190 for the fiscal year ended October 31, 2001.

Incentive Bonuses

     The incentive bonuses received by the former Chief Executive Officer during fiscal 2001 were paid pursuant to the terms of an employment agreement, as described above, under which he received an incentive bonus equal to one percent of any increase between the current fiscal year's net sales and the prior fiscal year's net sales. The Company calculated and paid such incentive bonus to Mr. Kopstein on a monthly basis by comparing the prior month's net sales with the net sales for the corresponding month in the prior fiscal year. Such calculations were not cumulative, so, depending on monthly net sales fluctuations during any fiscal year, Mr. Kopstein might have received monthly incentive bonuses with respect to net sales increases in certain months even though annual cumulative net sales decreased when compared to the prior fiscal year. Mr. Kopstein received incentive bonuses totaling $99,356 for the fiscal year ended October 31, 2001.

     Each year the executive officers are eligible for discretionary bonuses granted by the Compensation Committee. The amount of bonuses to be paid to such executive officers is determined by the Compensation Committee using subjective factors discussed above, and taking into account the amount of other compensation received by such executive officer. During fiscal year 2001, executive officers without employment contracts were included in a monthly and lump-sum bonus plan which is based on a percentage of the previous month's sales, similar to that set forth in the employment agreements entered into, effective November 1, 2001 and described above.

Long-Term Incentive Compensation

     The Company adopted the Optical Cable Corporation 1996 Stock Incentive Plan on March 1, 1996 (the "Plan"). All of the executive officers participate in the Plan except the former Chief Executive Officer. Additionally, the Company's employees participate in the Plan. The Plan is administered by the Stock Option Plan Subcommittee. All grants under the Plan are approved by either the full Board of Directors or the Stock Option Plan Subcommittee. The former Chief Executive Officer did not participate in the Plan because his previously large holdings of the Company's Common Stock had already properly aligned his interests with those of the shareholders.

     The Plan is intended to provide a means for key employees to increase their personal financial interest in the Company, and stimulate efforts of those employees and strengthen their desire to remain with the Company. The Company has reserved 6,000,000 shares of Common Stock for issuance in connection with incentive awards granted under the Plan. Under the Plan, qualified incentive stock options are granted at not less than fair market value on the date of grant. The options granted through August 2001 vest 25 percent after two years, 50 percent after three years, 75 percent after four years and 100 percent after five years. The options granted since August 2001 vest in equal monthly amounts over four years.

     The Stock Option Plan Subcommittee receives recommendations from the Compensation Committee for each employee, and considers individual and Company performance in awarding long-term compensation pursuant to the Plan. The Committee anticipates that over the next few years, awards will generally be in the form of qualified incentive stock options. The Committee believes that awards of stock options, which reward Company stock price appreciation over the long-term, are particularly appropriate in light of the nature of the Company's business and long-term business plans.

Compensation of Former Chief Executive Officer

     At the time Mr. Kopstein entered into his employment agreement with the Company dated November 1, 2000, the Committee believed the terms of his employment agreement, as described above, provided a level of compensation commensurate with his talents, skills and responsibilities. Mr. Kopstein's compensation reflected a subjective analysis by the Compensation Committee of the criteria set forth under "Criteria for Compensation Levels" set forth above.

     As set forth in the Summary Compensation above, Mr. Kopstein's total compensation for the fiscal year ended October 31, 2001 was $694,360. Mr. Kopstein's compensation included a base salary of $582,190, pursuant to the terms of his employment agreement, incentive bonuses totaling $99,356, and contributions to the Company's 401(k) retirement savings plan for the benefit of Mr. Kopstein totaling $12,814.

Compliance with Section 162(m) of the Internal Revenue Code

     The Company is subject to Section 162(m) of the Internal Revenue Code, which imposes a $1 million limit on the amount of compensation that may be deducted by the Company for a taxable year with respect to each of the Chief Executive Officer and the four most highly compensated executive officers of the Company. Performance-based compensation (such as compensation pursuant to the stock incentive plan), if it meets certain requirements, is not subject to the deduction limit. The Committee has reviewed the impact of Section 162(m) on the Company and believes that it is unlikely that the compensation paid to Mr. Kopstein or any of the other executive officers during the current fiscal year will be deemed to exceed the limit. Furthermore, the Plan generally is designed to comply with the requirements of the performance-based compensation exception for the $1 million limit. The Committee will continue to monitor the impact of the Section 162(m) limit on the Company and to assess alternatives for avoiding any loss of tax deductions.

         Respectfully submitted,

         Randall H. Frazier, Compensation Committee Member
         John M. Holland, Compensation Committee Member

Report of the Audit Committee

     During the 2001 fiscal year, the Audit Committee of the Board of Directors of the Company was composed of two independent directors. Mr. Weber was added as a third independent director in February 2002. The Audit Committee operates under a written charter adopted by the Board of Directors.

     Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants, KPMG LLP, are responsible for performing an independent audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States of America and the issuance of a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited financial statements with management and the independent accountants. The independent accountants discussed with the Audit Committee matters required to be communicated by Statement on Auditing Standards No. 61, "Communication with Audit Committees," which includes, among other things:

     .    methods used to account for significant unusual transactions;

     . the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

     . the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of these estimates; and

     . disagreements with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements.

     In addition, the independent accountants discussed with the Audit Committee their judgments about the quality, not just the acceptability, of the Company's accounting principles and underlying estimates in the Company's financial statements as required by Statement on Auditing Standards No. 90, "Audit Committee Communications."

     The independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the independent accountants discussed with the Audit Committee that firm's independence from the Company and its management.

     Based on the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management regarding the audited financial statements and of the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2001, for filing with the Securities and Exchange Commission.

         Respectfully submitted,

         Randall H. Frazier, Audit Committee Member
         John M. Holland, Audit Committee Member

Fees Billed by Independent Public Accountants

     The following table sets forth the amount of audit fees, financial information systems design and implementation fees, and all other fees billed or expected to be billed for services rendered by KPMG LLP, the Company's principal accountant, for the fiscal year ended October 31, 2001:

                                                                         Amount
                                                                         ------

          Audit fees, excluding audit related fees (1)                  $186,000
          Financial information systems design and
            implementation fees (2)                                           --

          All other fees:
             Audit related fees (3)                        $101,650
             Other non-audit services (4)                  $157,699
                                                           --------

          Total all other fees                                          $259,349
                                                                        --------

          Total fees                                                    $445,349
                                                                        ========

----------------

     (1) Audit fees, excluding audit related fees, includes annual financial statement audit and limited quarterly review services.

     (2) No such services were provided by KPMG LLP for the most recent fiscal year.

     (3) Audit related fees consist of services for the review of a registration statement and issuance of a consent.

     (4) Other non-audit services consist of $101,749 for international tax consulting services and $55,950 for tax compliance and other tax services other than those directly related to the audit of the income tax accrual.

     The Audit Committee of the Board of Directors of the Company has considered whether the provision of other non-audit services is compatible with maintaining KPMG LLP's independence.

Performance Graph

       The following graph compares the cumulative total return based on share price for the five-year period commencing on November 1, 1996 and ending October 31, 2001 of (i) the Company's Common Stock, (ii) the Nasdaq Stock Market Index and (iii) a peer group index composed of the following companies: Andrew Corporation, Belden, Inc., Cable Design Technologies, Inc., and Encore Wire Corp. In previous years, the Peer Group Index had included AFC Cable Systems, which was acquired by Tyco International, Ltd.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                        AMONG OPTICAL CABLE CORPORATION,
               THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP

                                    1996   1997   1998   1999    2000    2001
                                    ----   ----   ----   ----    ----    ----

       OPTICAL CABLE CORPORATION  100.00  79.50  98.50  99.00  191.16   14.15

       PEER GROUP INDEX           100.00  93.67  58.24  53.71   96.70   67.60

          NASDAQ MARKET INDEX     100.00 131.06 148.19 244.59  287.67  144.26


       COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

       Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than 10 percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10 percent shareholders are required by the regulation to furnish the Company with copies of the Section 16(a) forms which they file.

       Except as set forth below, to the Company's knowledge, based solely on review of copies of such reports furnished to the Company, and written representations from officers and directors that no other reports were required during the fiscal year ended October 31, 2001, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent beneficial owners were complied with by such persons. Mr. Harber was late in reporting shares acquired in each month of the fiscal year. Mr. Kopstein was late, on one occasion, in reporting the sale of shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Kopstein, the Company's former Chairman, President and Chief Executive Officer, entered into a Tax Indemnification Agreement with the Company on October 19, 1995, pursuant to which he agreed to indemnify the Company for any income tax liability of the Company arising from its S Corporation status being denied for any periods prior to its termination, but only to the extent such denial results in a refund to Mr. Kopstein of personal income taxes paid with respect to such periods.

     Barbara B. Huybrechts, wife of Luke J. Huybrechts, is an employee of the Company. Her total compensation in fiscal 2001 was $88,073. She does not have an employment contract with the Company.

     During the year ended October 31, 2001, the Company paid $90,000 to Serendipity Management, a company owned by the daughter of the Company's former Chairman, President and Chief Executive Officer. The payments were for the sponsorship of a NASCAR Goody's Dash Series Team involving a race car driven by the daughter.

     On October 2, 2001, the Company advanced Mr. Kopstein, the then Chairman, President and Chief Executive Officer of the Company, $70,000, interest-free, against future salary payments to cover certain legal expenses associated with litigation involving Mr. Kopstein's apparent pledge of substantially all of his 96% interest in the Company's Common Stock to secure personal margin loans without realizing the potential consequences. As of January 31, 2002, the entire balance remained unpaid.

     On October 3, 2001, the Company posted a bond in the amount of $500,000 with the United States District Court for the Western District of Virginia in a proceeding brought by Mr. Kopstein against several brokerage firms. The bond had been required by the court as a condition to the entry by the court of an order temporarily restraining the brokerage firms from selling shares of the Company's unregistered Common Stock held by them for the account of Mr. Kopstein, pending a hearing. Although the Company was not a named party in the proceeding, it believed that it was in the best interest of the Company to obtain guidance from the court on the propriety of the sales of the unregistered shares. In connection with the posting of the bond, Mr. Kopstein delivered to the Company his personal demand promissory note in the amount of $500,000. On October 8, 2001, the temporary restraining order was lifted and the bond was returned to the Company shortly thereafter.

                                  OTHER MATTERS

     The Board of Directors knows of no other business to be acted upon at the Annual Meeting other than those referred to in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their best judgment.

                  SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     Proposals of Shareholders of the Company that are intended to be presented at the Company's 2003 Annual Meeting of Shareholders must be received by the Company no later than October 17, 2002 in order that they may be included in the proxy statement and form of proxy relating to that meeting. Any such proposal must meet the applicable requirements of the Exchange Act and the rules and regulations thereunder. Shareholder proposals to be presented at the 2003 Annual Meeting by means other than inclusion in the Company's proxy statement must be received by the Company after December 10, 2002 and no later than January 9, 2003.

                                  ANNUAL REPORT

     A copy of the Company's Annual Report for the fiscal year ended October 31, 2001 including the financial statements and notes thereto is being mailed to the shareholders of record along with this Proxy Statement. The Annual Report is not incorporated by reference in this Proxy Statement and is not considered to be part of the proxy material.

                               FURTHER INFORMATION

     The Company will provide without charge to each person from whom a proxy is solicited by the Board of Directors, upon the written request of any such person, a copy of the Company's annual report on Form 10-K, including the financial statements and financial statement schedule attached as exhibits thereto, required to be filed with the U.S. Securities and Exchange Commission pursuant to the Exchange Act for the Company's fiscal year ended October 31, 2001. Such written requests should be sent to the Company at its principal executive offices, 5290 Concourse Drive, Roanoke, Virginia 24019, attention Kenneth W. Harber, Corporate Secretary.

     Upon request, the Company will also furnish any other exhibit of the annual report on Form 10-K upon advance payment of reasonable out-of-pocket expenses of the Company related to the Company's furnishing of such exhibit. Requests for copies of any exhibit should be directed to the Company at its principal executive offices, 5290 Concourse Drive, Roanoke, Virginia 24019, attention Kenneth W. Harber, Corporate Secretary.

                                            By Order of the Board of Directors

                                            /s/ Kenneth W. Harber
                                            ---------------------
                                            Kenneth W. Harber
                                            Secretary

Date: February 16, 2002

2. To ratify the appointment of KPMG LLP as independent accountants for the Company for fiscal year 2002;
          [_]FOR this proposal      [_]AGAINST this proposal        [_]ABSTAIN

3. In their discretion, upon such other business as may properly come before the meeting and any adjournments thereof.

                                   PLEASE DATE, SIGN AND RETURN PROXY PROMPTLY.
                                   Receipt of Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

                                   ____________________________________________
                                   Shareholder's signature

                                   ____________________________________________
                                   Joint Holder's Signature (if applicable)
                                   Date:_______________________________________
                                   When properly executed, this proxy will be voted in the manner directed herein. In no direction is made, this proxy will be voted FOR the election of the nominees of the Board of Directors in the election of directors, FOR proposal 2 above, and in accordance with the judgment of the person(s) voting the proxy upon such other matters properly coming before the meeting and any adjournments thereof. Please sign exactly as name(s) appear above.

                           OPTICAL CABLE CORPORATION
      Proxy Solicited on Behalf of the Board of Directors of Optical Cable Corporation for the Annual Meeting of Shareholders to be Held March 12, 2002

The undersigned appoints Neil D. Wilkin, Jr. and Kenneth W. Harber, or either of them, with full power of substitution, to attend the Annual Meeting of Shareholders of Optical Cable Corporation on March 12, 2002, and at any adjournments thereof, and to vote all shares which the undersigned would be entitled to vote if personally present upon the following matters set forth in the Notice of Annual Meeting and Proxy Statement.

1. Election of Directors
   [_] FOR the SIX nominees listed below           [_] WITHHOLD AUTHORITY to
       (except as marked to the contrary below)        vote for the SIX nominees
                                                       listed below

        Nominees: Neil D. Wilkin, Jr., Luke J. Huybrechts, Kenneth W. Harber,
         Randall H. Frazier, John M. Holland, Craig H. Weber
         (INSTRUCTION: To withhold authority for any individual nominee, write that nominee's name in the space provided below)



                    ________________________________________